Exhibit h.17.a

FIRST AMENDMENT AND JOINDER

TO PARTICIPATION AGREEMENT

This First Amendment and Joinder is entered into as of October 1, 2021 by and among Nationwide Financial Services, Inc. on behalf of its subsidiaries listed on Exhibit A to the Agreement (as defined below)(collectively, “Nationwide”) and the current and any future Nationwide separate accounts as applicable (“Variable Accounts”); Virtus Variable Insurance Trust (“VVIT”) on behalf of its series listed on Exhibit B hereto and The Merger Fund VL (“TMFVL”), each a Delaware statutory trust (each of the series of VVIT and TMFVL, the “Fund” and collectively, the “Funds”); and VP Distributors, LLC (the “Company”), a Delaware limited liability company.

WHEREAS, Nationwide, VVIT and the Company have entered into a Participation Agreement dated as of October 1, 2018 (the “Agreement”) which, as of the date hereof, remains in full force and effect; and

WHEREAS, the Agreement provides that Nationwide may invest assets of the Variable Accounts in series of VVIT as set forth therein; and

WHEREAS, the Company anticipates becoming the distributor for TMFVL; and

WHEREAS, the parties desire to update the Agreement to provide that Nationwide may invest assets of the Variable Accounts in shares of TMFVL in the same manner and in accordance with the same terms as set forth in the Agreement, effective October 1, 2021, the date on which the Company becomes the distributor of TMFVL (the “Effective Date”); and

WHEREAS, the Agreement provides that it may only be changed by a written instrument signed by the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1.     Upon the Effective Date, TMFVL shall become a party to, and be bound by, the terms of the Agreement in the same manner as if it were an original signatory to the Agreement, with such amendments as are set forth in this Amendment and Joinder. From and after the Effective Date, all references to the “Funds” in the Agreement shall include TMFVL as appropriate.

2.     Upon the Effective Date, Exhibit B to the Agreement shall be replaced in its entirety with the Exhibit B attached hereto.

3.     The addresses for notices under the Agreement for each Fund and the Company are hereby amended to the following:

[Name of Fund/Company]

c/o Virtus Investment Partners

One Financial Plaza

Hartford, CT 06103

Attention: Counsel

4.     In all other respects, the Agreement shall remain unchanged and in full force and effect.

5.     This Amendment and Joinder may be executed in two or more counterparts, which may be executed and/or exchanged electronically, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment and Joinder by their duly authorized officers as of the date first set forth above.

NATIONWIDE FINANCIAL SERVICES, INC.		VP DISTRIBUTORS, LLC

By:	/s/ Leland W. Cummings	By:	/s/ Heidi Griswold

Name:	Leland W. Cummings	Name:	Heidi Griswold

Title:	VP, Head of Fund Operations	Title:	VP, Mutual Fund Services

VIRTUS VARIABLE INSURANCE TRUST		THE MERGER FUND VL

By:	/s/ Heidi Griswold	By:	/s/ Heidi Griswold

Name:	Heidi Griswold	Name:	Heidi Griswold

Title:	VP, Mutual Fund Services	Title:	VP, Mutual Fund Services

EXHIBIT B

FUNDS

All current and future funds available for sale through the Variable Products, including but not limited to any funds listed below.

Virtus Duff & Phelps Real Estate Securities Series, Class A
Virtus Duff & Phelps Real Estate Securities Series, Class I
Virtus KAR Capital Growth Series, Class A
Virtus KAR Capital Growth Series, Class I
Virtus KAR Equity Income Series, Class A
Virtus KAR Equity Income Series, Class I
Virtus KAR Small-Cap Growth Series, Class A
Virtus KAR Small-Cap Growth Series, Class I
Virtus KAR Small-Cap Value Series, Class A
Virtus KAR Small-Cap Value Series, Class I
Virtus Newfleet Multi-Sector Intermediate Bond Series, Class A
Virtus Newfleet Multi-Sector Intermediate Bond Series, Class I
Virtus SGA International Growth Series, Class A
Virtus SGA International Growth Series, Class I
Virtus Strategic Allocation Series, Class A
Virtus Strategic Allocation Series, Class I
The Merger Fund VL, Class I

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